UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 100
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2023, Jeff Uttz gave notice of his resignation from the Board of Directors (the “Board”) of Greenlane Holdings, Inc. (the “Company”) and from each committee of the Board, to be effective immediately prior to the appointment of a successor to fill the vacancy. Mr. Uttz’s decision to resign was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, or the Company’s management or Board.

On October 16, 2023, the Board appointed Gina Collins as a member of the Board, effective immediately, to fill the vacancy created by Mr. Uttz’s resignation. Ms. Collins will serve as a director and stand for election at the Company’s 2024 annual meeting of stockholders. She will serve on the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board. She has no arrangement or understanding with any person pursuant to which she was selected as a director of the Company.

Ms. Collins, age 50, joined Trulieve Cannabis Corp. (“Trulieve”) in February 2022 and currently serves as their Chief Marketing Officer. Prior to her role at Trulieve, Ms. Collins was Chief Brand Officer at MagicalButter, a [manufacturer of tools and appliances for cannabis preparation][1], from July 2020 to December 2021. From April 2019 to June 2020, Ms. Collins was a Partner at Feel Good Beverage Co. Prior to her time at Feel Good Beverage Co., Ms. Collins was the Chief Marketing Officer at Bloomin’ Brands, Inc. (Outback Steakhouse) from January 2017 to March 2019. Ms. Collins holds a Bachelor of Arts from Georgia State University and a Master of Science in Management of Technology from the University of Alabama.

In connection with her service on the Board, Ms. Collins will receive compensation commensurate with the Company’s other non-employee directors.

Ms. Collins and the Company have entered into an indemnification agreement on the same terms as the Company has previously entered into with its officers and directors, a form of which has been previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed November 16, 2020.

Item 7.01 Regulation FD Disclosure.

On October 18, 2023, the Company issued a press release announcing Mr. Uttz’s resignation from the Board and Ms. Collins’ appointment to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 18, 2023.
104	Cover Page Interactive Data File
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: September 28, 2023	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer